                                                                     EXHIBIT 4.3


                            ROBBINS & MYERS, INC.

               INVESTOR STOCK PURCHASE PLAN AUTHORIZATION FORM
               -----------------------------------------------


        The undersigned hereby acknowledge(s) receipt from National City Bank ("National City") of the Prospectus for the Robbins & Myers, Inc. Investor Stock Purchase Plan (the "Plan"), and in accordance with the terms and conditions thereof, desire(s) to participate in the Plan.

        The undersigned hereby authorize(s) Robbins & Myers, Inc. to pay National City for our (my) account all authorized dividends and other distributions payable on the common shares of Robbins & Myers, Inc. covered by this Authorization and registered in our (my) name.

        The undersigned appoint(s) National City as agent, subject to the terms and conditions of the Plan, and authorize(s) National City to apply all authorized cash dividends, distributions and voluntary cash payments, if any, received by National City to the purchase of full and fractional common shares of Robbins & Myers, Inc.

                                 PLAN OPTIONS

 CHOOSE ONE OPTION ONLY.  IF NO OPTION IS CHOSEN, FULL DIVIDEND REINVESTMENT
                               WILL BE ASSUMED
    PLEASE MAKE ALL CHECKS OR MONEY ORDERS PAYABLE TO "NATIONAL CITY BANK"
    ----------------------------------------------------------------------

[ ]  FULL DIVIDEND REINVESTMENT
     --------------------------
This option directs the reinvestment of all dividends on all common shares of Robbins & Myers, Inc. now or hereafter registered in your name, as well as dividends on all such shares credited to your account under the Plan. You may also make voluntary cash investments of not less than $50.00 nor more than $5,000.00 per quarter.

Amount Enclosed $[ ][ ][ ][ ].[ ][ ] (If you are also making a voluntary cash payment)

[ ]  PARTIAL DIVIDEND REINVESTMENT
     -----------------------------
This option directs the reinvestment of all dividends on the number of common shares of Robbins & Myers, Inc. registered in your name and specified in the sentence below. In addition, the dividends on all such shares credited to your account under the Plan will be reinvested in additional shares. You may also make voluntary cash investments of not less than $50.00 nor more than $5,000.00 per quarter.

Invest dividends on the following number of whole shares __________.

Amount Enclosed $[ ][ ][ ][ ].[ ][ ] (If you are also making a voluntary cash payment)

[ ]  OPTIONAL CASH PAYMENT
     ---------------------
This option permits you to make optional cash investments of not less than $50.00 nor more than $5,000.00 per quarter, even though you have not elected to reinvest any dividends on common shares of Robbins & Myers, Inc. registered in your name. Dividends on all common shares credited to your account under the Plan will be reinvested in additional shares.

Amount Enclosed $[ ][ ][ ][ ].[ ][ ]

        I UNDERSTAND THAT, REGARDLESS OF WHICH OPTION I SELECT, DIVIDENDS RECEIVED ON COMMON SHARES OF ROBBINS & MYERS, INC. ACCUMULATED AND HELD UNDER THE PLAN WILL BE REINVESTED. I FURTHER UNDERSTAND THAT I MAY CHANGE OR REVOKE THIS AUTHORIZATION BY NOTIFYING NATIONAL CITY IN WRITING OF MY DESIRE TO CHANGE OR TERMINATE MY PARTICIPATION.

                       All persons whose names appear on the account must sign:


                       ________________________________________________________
                       Shareholder Signature             Social Security Number

                       ________________________________________________________
                       Shareholder Signature             Social Security Number

                       ________________________________________________________
                       Daytime Telephone #                              Date

                       ________________________________________________________
                       Evening Telephone #


                       Return to: National City Bank, Reinvestment Services, P.O. Box 94946, Cleveland, Ohio 44101-4946
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             INITIAL PURCHASE AND REINVESTMENT AUTHORIZATION FORM

                                   for the

                            ROBBINS & MYERS, INC.

                         INVESTOR STOCK PURCHASE PLAN

COMPLETE THIS FORM ONLY IF YOU ARE NOT A REGISTERED SHAREHOLDER AND ARE MAKING
------------------------------------------------------------------------------
AN INITIAL CASH INVESTMENT*
--------------------------

Please open an account in the following name(s). I(We) understand that my(our) account will be established under the Robbins & Myers, Inc. Investor Stock Purchase Plan (the "Plan") as described in the Prospectus, that common shares purchased with the initial investment will be held in the Plan, and that all dividends on such shares held in the Plan will be reinvested.

PLEASE TYPE       Name(s): ___________________________________________________
OR PRINT
                           ___________________________________________________

                  Address: ___________________________________________________

                           ___________________________________________________

                           ___________________________________________________
    Social Security Number
        or TaxPayer ID:    # __ __ __ __ __ __ __ __ __

INITIAL INVESTMENT AMOUNT ENCLOSED: $ [ ][ ][ ][ ].[ ][ ]
                                   (Minimum initial investment is $500.00
                                    Maximum investment is $5,000.00 per quarter)

Date___/___ 19__

Signature______________________________  Signature _____________________________

Daytime telephone number (   )____-____  Evening telephone number (   )____-____

1. By signing above, I(we) acknowledge receipt of the Prospectus describing the Plan and agree to all terms and conditions therein. I(we) authorize Robbins & Myers, Inc. to pay National City Bank ("National City") for all authorized dividends and other distributions payable on the common shares of Robbins & Myers, Inc. covered by this Authorization. I(we) appoint National City as agent, subject to the terms and conditions of the Plan, and authorize National City to apply all authorized dividends, distributions and voluntary cash payments, if any, received by National City to the purchase of full and fractional common shares of Robbins & Myers, Inc.

2. This enrollment is for an initial investment. By signing above, I(we) hereby certify, under penalties of perjury, that the taxpayer identification number listed above is true, correct and complete, and that I(we) am(are) NOT subject to backup withholding of dividends under Section 3406(a)(1)(D) of the Internal Revenue Code.
    (IF YOU ARE SUBJECT TO BACKUP WITHHOLDING, PLEASE CROSS OUT THE WORD NOT IN THE PREVIOUS SENTENCE.)

3. I(we) understand that any dividends paid on shares which I(we) withdraw from the Plan and certificate in the same registration will continue to be fully reinvested. If I choose to change my reinvestment option, as explained in the Plan, I may call National City at the phone number listed below for a new authorization form. Any information on this authorization form may be changed or revoked only by sending notice in writing to National City at the address indicated at the bottom of this form.

PLEASE MAKE ALL CHECKS OR MONEY ORDERS PAYABLE TO "NATIONAL CITY BANK."

*IF YOU ARE CURRENTLY A REGISTERED SHAREHOLDER OF ROBBINS & MEYERS, INC., PLEASE CALL NATIONAL CITY BANK AT THE NUMBER LISTED BELOW FOR A DIVIDEND REINVESTMENT AUTHORIZATION FORM.


Return this form to National City Bank, Reinvestment Services, P.O. Box 94946, Cleveland, OH 44101-4946. #1-800-622-6757 Monday-Friday; 8am-5pm Eastern Time